EXHIBIT 10.13

                      INDUSTRIAL & RESEARCH ASSOCIATES CO.

                                                      LANDLORD

                                      WITH

                       WEIGHT WATCHERS INTERNATIONAL, INC.

                                                      TENANT

                               AGREEMENT OF LEASE
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Premises - 175 Crossways Park West
           Woodbury, New York 11797
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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
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            THIS INDENTURE OF LEASE made the 1st day of August, 1995, by and between INDUSTRIAL & RESEARCH ASSOCIATES CO., a co-partnership, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and WEIGHT WATCHERS INTERNATIONAL, INC., with offices at 500 North Broadway, Jericho, New York 11753, hereinafter referred to as the "TENANT".

                               W I T N E S S E T H

            WHEREAS, the LANDLORD is the owner in fee of the premises hereinafter demised

            NOW, THEREFORE, LANDLORD and TENANT covenant and agree as follows:

                                    ARTICLE I

                                     DEMISE

            Section 1.1 The LANDLORD, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained herein, hereby leases and TENANT does hereby take and hire, upon and subject to the covenants and conditions hereinafter expressed which the TENANT agrees to keep and perform, the premises shown on the floor plan annexed hereto as Exhibit "A", consisting of 35,000 square feet, hereinafter called the "Demised Premises" in the building as shown on the Plan annexed hereto and marked Exhibit "B", situated at 175 Crossways Park West, Woodbury, New York 11797, together with the right to use, in common with other tenants of the LANDLORD in this and other buildings, the parking area shown on Exhibit "B" (hereinafter called "parking area") for the parking of automobiles of employees, customers, invitees or licensees of the TENANT and other tenants of the LANDLORD.
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            LANDLORD will provide at least 163 parking spaces for TENANT's use, as depicted on Exhibit "B" attached hereto and made a part hereof. The parking area will be lighted pursuant to applicable and municipal rules and regulations.

            In addition, if TENANT takes the expansion space (in accordance with Section 33.1) in its entirety, LANDLORD will provide an additional 25 parking spaces for TENANT's use.

            There shall be no charge to TENANT for parking as noted above.

            Section 1.2 During the initial term and any renewals thereof, TENANT acknowledges that 12 parking spaces as shown on Exhibit "B-1" shall remain under the control of the LANDLORD along with reasonable access thereto.


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                                   ARTICLE II

                                      TERM

            Section 2.1 The basic terms of this lease (hereinafter referred to as the "Term") shall commence upon the date the LANDLORD delivers possession of the Demised Premises to TENANT. At the time of the commencement of the lease the LANDLORD shall have received a permanent Certificate of Occupancy for the Building and the air conditioning, heating, plumbing and electrical systems in the Demised Premises shall be in working order and the said Demised Premises shall be free of debris. "Delivery of Possession" shall be defined as, and deemed to occur on, the date on which the latest of all of the following shall be fulfilled:

      (a) LANDLORD's work shall be substantially completed pursuant to Exhibit "C". All such work shall meet all local building and other applicable codes. The exterior parking areas and basic landscaping shall be substantially completed and all of the Demised Premises shall be clean and free of construction equipment and materials.

      (b) Actual physical possession of the Demised Premises, with the exception of LANDLORD's contractors, shall have been delivered to TENANT, in a clean condition and all of LANDLORD's work substantially completed, except for normal punchlist items, if any, which punchlist items shall be completed within thirty (30) days thereafter, free of all leases (other than this Lease) and occupants and free and clear of any liens and encumbrances, except those of


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            record which do not affect TENANT's use of the Demised Premises as contemplated herein.

      (c) If requested by the Town of Oyster Bay, both the LANDLORD and the TENANT shall file their respective plans with the Building Department.

TENANT's opening of the Demised Premises for business, whether prior or subsequent to Delivery of Possession, shall not relieve LANDLORD of its obligation of providing any certificates and approvals required hereunder.

            Section 2.2 The term of this lease shall be for ten (10) years and two (2) months.

                  The term "lease year" as used herein or "year" as used herein, shall mean a twelve (12) month period. The first lease year shall commence on the date of the term hereof, but if such date of commencement shall be a date other than the first day of a month, the first lease year shall commence on the first day of the month following the month in which the term of the lease commences. Each succeeding lease year during the term hereof shall commence on the anniversary date of the first lease year.

            Section 2.3 Immediately following the determination of the commencement date of the term of this lease, the LANDLORD and the TENANT, at the request of either party, shall execute an agreement in recordable form, setting forth both the dates of the commencement of the term of this lease and the date of the termination hereof.

            Section 2.4 The parties expect that the term of this lease will commence on the 1st day of November, 1995, and end on the 31st day of December, 2005. In the event, however, that the LANDLORD is unable to substantially complete the work set forth on Exhibit "C" by reason of strikes,


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inability to obtain materials, governmental regulations, acts of God or other matters beyond LANDLORD's control then and in that event the provisions of Section "2.1" shall control the commencement of the term hereof.

            Section 2.5 LANDLORD represents that LANDLORD shall correct and complete any items on a punchlist with reasonable diligence, but in any event within thirty (30) days after the preparation of the punchlist. LANDLORD agrees to repair any latent defects in the Demised Premises of which it receives notice, so long as said notice is received within twelve (12) months of delivery of possession of the Demised Premises to TENANT. All necessary utilities will be stubbed to the Demised Premises at LANDLORD's expense.

            Section 2.6 TENANT shall not be required to pay for any LANDLORD imposed plan review charges, engineering review charges or other construction-related review charges.


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                                   ARTICLE III

                          BASIC RENT -- ADDITIONAL RENT

            Section 3.1 Commencing two (2) months after the lease commencement date, hereafter referred to as "the Rent Commencement Date", the TENANT shall pay to the LANDLORD an Annual Basic Rent to INDUSTRIAL & RESEARCH ASSOCIATES CO. at PO. Box 9020, Hicksville, New York 11802-9020 in equal monthly installments in advance of or on the first day of each month without notice and demand and except as otherwise provided herein, without abatement, deduction or set-off of any amount whatsoever based upon the following schedule:

              TERM                      ANNUAL RENT           MONTHLY RENT
              ----                      -----------           ------------

       01/01/96 - 10/31/96              $352,810.68            $29,400.89

       11/01/96 - 12/31/2005            $730,310.65            $60,859.22


The fractional rent, if any, from the Rent Commencement Date (as above provided) to the date of the first day of the following month shall be paid by the TENANT to the LANDLORD within ten (10) days after the Rent Commencement Date. The LANDLORD acknowledges receipt of $147,004.45 representing the rent for the first five full months for which rent is due hereunder.

            Section 3.2 As additional rent during each and every year during the term hereof and any renewals the TENANT shall pay to the LANDLORD its proportionate share of any increase in real estate taxes paid for the building within which the Demised Premises form a part, over the Base Tax Year (1995/96 School Tax and the 1996 Town Tax). If there is a tax abatement program in effect at any time during the Base Tax year which reduces the real estate taxes, the Base Tax Year shall be


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computed as if there were no such abatement. LANDLORD shall furnish TENANT with an invoice for the real estate tax escalation, together with copies of all tax bills upon which such escalation is based, at the close of each tax year. Notwithstanding anything to the contrary contained herein, TENANT and LANDLORD agree that should the building be reassessed due to the capital improvements as contemplated in Exhibit "C", then the Base Year Taxes shall be increased by an amount equal to such final full reassessment and the first increase in taxes, up to $1.00 per square foot, shall be split by the LANDLORD and TENANT on an equal basis. Should the tax increase be greater than $1.00 per square foot, due to the work as contemplated in Exhibit "C", then the LANDLORD agrees to pick up 100% of the increase over said $1.00 per square foot.

            A. TENANT's proportionate share of any such increase shall be determined by multiplying any such increase by a fraction, the numerator of which shall be the total gross rentable area of the Demised Premises (i.e., 35,000 square feet) and the denominator of which shall be the total gross rentable area of the building of which the Demised Premises form a part (i.e., 40,000 square feet), i.e., 88%.

            B. TENANT shall similarly pay its proportionate share as determined in sub- paragraph "A" above of any ad valorem assessments, or impositions against the real property of which the Demised Premises form a part and its proportionate share of any taxes which shall be imposed in lieu of any ad valorem real property tax as the same is presently considered, except that TENANT shall not be obligated to pay any portion of any assessment or impositions (whether payable in installments or otherwise) which have become a lien prior to the commencement of the term of this lease. In the event that there shall be any general or special assessments or impositions against the said real property


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which the TENANT is obligated to pay a proportionate share, the LANDLORD agrees that if the said assessments or impositions may be paid in installments that the LANDLORD will elect to pay the same in the maximum number of installments permitted by law prior to the time interest or penalties shall be payable and the TENANT shall only be responsible to pay its proportionate share of those installments which cover the period of the term of the lease.

            C. Nothing contained herein shall be construed to include as a tax which shall be the basis of real estate taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon LANDLORD. In addition, there shall be excluded from the definition of real estate taxes any taxes based on increases in assessed value due to: (i) any sale of the Building; (ii) the creation of a ground or net lease; (iii) any mortgaging or refinancing of the Building; (iv) improvements for other occupants of the Building; (v) increases in the rentable area of the Building or additions to the land (unless same are for the benefit of the TENANT); and (vi) subject to the terms of the first paragraph of this Section 3.2, capital improvements to the building subsequent to the initial installation as contemplated in Exhibit "C", with the exception of any capital improvements made at the request of the TENANT.

            Section 3.3 In the event that LANDLORD or any major tenant of the building should contest any taxes or assessments levied against the building, the TENANT agrees to cooperate but is not obligated to contribute to any expenses incurred by the LANDLORD in any such proceeding or action. In the event that there shall be any refunds of taxes by reason of any such action or proceeding, the TENANT shall be entitled to receive back its proportionate share of the net refund (after deducting therefrom the cost of the action or proceeding including, without limitation, fees for


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experts, court costs, attorney's etc.). In no event shall TENANT be entitled to any refund in excess of the amount of taxes paid by the TENANT for the year for which such refund was made. Notwithstanding anything contained herein, tax-related costs deducted from any such refund shall be reasonable and actually paid by LANDLORD to third parties not associated with or under the direct control of LANDLORD or its managing agent.

            Section 3.4 Rent and Additional Rent shall be payable in lawful money of the United States to the LANDLORD at P.O. Box 9020, Hicksville, New York 11802-9020, or at such other place as the LANDLORD may from time to time designate, in advance, without notice, demand, offset or deduction except as specifically set forth herein. In the event any payment of Basic Rent or Additional Rent shall not be made to LANDLORD within ten days of the due date thereof and in the case of additional rent, within ten (10) days of receipt of written notice, there shall be added to the amount a sum equal to $1,000.00 to help to defray LANDLORD's additional costs for additional bookkeeping and other costs in connection therewith for the first two times of a similar late payment during any year and then, after notice from the LANDLORD, there shall be added to the amount a sum equal to five percent of the unpaid items.

            Section 3.5 In the event that LANDLORD shall fail to bill TENANT for may additional rent pursuant to this Article within twelve (12) months following the expiration or termination of the term of this Lease, then LANDLORD shall be deemed to have waived its right to collect such additional rent.


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                                   ARTICLE IV

                             UTILITIES AND SERVICES

            Section 4.1 Throughout the term of this lease TENANT shall contract with and pay directly to the utility company servicing the Building for the electricity and gas used in and about the Demised Premises as determined by the utility meters which shall be installed at LANDLORD's expense. TENANT shall post with the utility company any deposits associated with said meters.

            Notwithstanding the above, however, LANDLORD shall sub-meter the electrical consumption for the balance of the space in the building (approximately 5,000 square feet). Upon LANDLORD or other tenant occupying such space, LANDLORD shall reimburse TENANT the sum of $1,000.00 per month for same. At the end of each lease year period, said amount shall be adjusted based on the average cost per kilowatt as determined on the bills the TENANT receives for electrical consumption times the actual consumption used on the sub-meter. If the amount is greater or less than $12,000.00 per year, LANDLORD shall either pay to TENANT or receive a reimbursement from TENANT within thirty (30) days after such adjustment is determined. LANDLORD shall be responsible to TENANT for all consumption registered on said sub-meter for such periods as the balance of the space remains unoccupied.

            Section 4.2 Throughout the term of this lease, TENANT shall contract with the local water company for all water used or consumed in conjunction with this building.

            Section 4.3 The LANDLORD covenants to provide and pay for cleaning services by LANDLORD's cleaner as per the Cleaning Specification attached hereto and made a part hereof as Exhibit "D".


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            Section 4.4 TENANT shall use the loading areas designated by
LANDLORD for moving and deliveries, and to otherwise abide by the reasonable Rules established by LANDLORD as respect deliveries to or moving into or out of the Demised Premises.

            Section 4.5 LANDLORD covenants and agrees to exercise all reasonable commercial efforts not to interfere with the conduct of TENANT's business in the Demised Premises and to exercise due diligence in repairing, replacing or restoring any interruption in service or utilities caused by the LANDLORD, its agents, employees contractors. If any utility to the Demised Premises should become unavailable due to the acts or omissions of LANDLORD, its agents, employees or contractors for a period in excess of twenty- four (24) consecutive hours and TENANT, in its reasonable business judgment, elects to close the Demised Premises as a result thereof, all Rental shall abate from the commencement of said unavailability of such utility services until such time as said utility service is restored to the Demised Premises.


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                                    ARTICLE V

                     LANDLORD'S WORK, REPAIR AND MAINTENANCE

            Section 5.1 The LANDLORD agrees at its own cost and expense to diligently and promptly complete the work relating to the Demised Premises in accordance with the Work Letter attached hereto, as Exhibit "C", in a first class and professional manner.

            Provided the lease is executed and the TENANT provides full, final working drawings to the LANDLORD on or before August 1, 1995, then in the event LANDLORD is unable, through no fault of TENANT, to complete the LANDLORD's work in the Demised Premises on or before November 13, 1995, then in such event TENANT shall have the right to terminate this Lease upon thirty (30) days written notice to LANDLORD. If LANDLORD, in LANDLORD's reasonable business judgment, feels that the LANDLORD's work in the Demised Premises shall be substantially completed within thirty (30) days of TENANT's notice to cancel, LANDLORD shall notify TENANT and TENANT's notice to the LANDLORD shall be null and void and of no further force and effect should LANDLORD complete the work within said thirty (30) days.

            If TENANT does not terminate this Lease as aforesaid, and LANDLORD is unable, through no fault of TENANT, to complete LANDLORD's work in the Demised Premises on or before January 10, 1996, then until such time as LANDLORD delivers possession of the Demised Premises in accordance with the terms of
Section 2.1 hereof, LANDLORD will pay to TENANT upon demand the following amounts, hereafter collectively referred to as "Late Delivery Expenses":

      A) Any amount of rent which TENANT must pay for temporary or alternate premises, or for TENANT's continued occupancy in TENANT's present location; and


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      B)    Any additional expenses which TENANT incurs in continuing to occupy its present location or in moving to a temporary location; and

      C) Any other costs, liabilities or damages, including reasonable attorney's fees, incurred as a result of such delay in the occupancy of the Demised Premises.

Notwithstanding anything contained herein to the contrary, LANDLORD's liability for Late Delivery Expenses under this Section 5.1 shall not exceed $250,000.00 per month. Any sums due TENANT as a Late Delivery Expense under this section shall be offset against the next Monthly Basic Rent and Additional Rent coming due in an amount equal to the Late Delivery Expense.

            All dates as noted in Section 5.1 shall be adjusted accordingly based upon the TENANT's execution and delivery of the lease and delivery of full and final working drawings to the LANDLORD by August 1, 1995.

            Section 5.2 TENANT may have its workmen commence work in the Demised Premises prior to the substantial completion of LANDLORD's work, provided that such workmen do not in may manner interfere with or impede LANDLORD's workers. In the event that TENANT's workers shall interfere with or impede LANDLORD's workers, then upon notice from LANDLORD, TENANT will immediately remove its workers from the Demised Premises. TENANT's entry into the Demised Premises for the purpose of making TENANT's installations shall not be deemed a waiver of any of the TENANT's rights under the lease, nor shall the same be deemed an acceptance of the work to be done by the LANDLORD hereunder.

            Section 5.3 The TENANT covenants throughout the term of this lease, at the TENANT's sole cost and expense to take good care of the interior of the Demised Premises and keep


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the same in good order and condition and to promptly and diligently make all non-structural repairs therein except as provided in Section "5.4" hereof.

            Section 5.4 The LANDLORD covenants throughout the term of this lease, at the LANDLORD's sole cost and expense, to promptly and diligently make all structural repairs to the building in which the Demised Premises are located and shall also maintain and keep in good repair and working order the building's sanitary, electrical, heating, air conditioning and other systems servicing or located, in or passing through the Demised Premises, other than

                  (i) To any systems, facilities and equipment installed by the TENANT; and

                  (ii) To any of the non-structural improvements to the interior of the Demised Premises undertaken and completed by the TENANT; and

                  (iii) Any repairs which are necessitated by any act or
                        omission of the TENANT, its agents, servants, employees or invitees, which repairs TENANT shall make at its own cost and expense.

            In addition, LANDLORD, at its sole cost and expense, shall maintain in good condition and repair in accordance with customary practice of the management of first class office buildings of a similar nature in the locality where the Building is situated the common areas of the project including, but not limited to, exterior maintenance (e.g., landscaping, snow removal, parking lot repairs, sidewalks, curbs and site lighting), roof, foundation, structural supports, sprinkler systems, underground or


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otherwise concealed plumbing to the point of entry to the Demised Premises, exterior walls (including entrance and vestibules, doors or door frames, windows, window glass and plate glass, installed by LANDLORD, pursuant to Work Letter, Exhibit "C"), exterior painting, unexposed and exterior electrical systems to the point of entry to the Demised Premises, and the sewer lines serving the Demised Premises, and all repairs and replacements necessitated by any present statute, regulation, or directive of any governmental agency, including without limitation the Americans with Disabilities At, except to the extent that any of the foregoing items require repair or maintenance as a result of any act or omission to act of TENANT, its agents or employees or to the extent that any of the foregoing are required because of TENANT's particular use and occupancy of the Demised Premises.

            Section 5.5 Except as expressly provided otherwise in this lease, there shall be no allowance to the TENANT or diminution of rent and no liability on the part of the LANDLORD by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the building, on the Demised Premises, in the parking area, or in and to the fixtures, appurtenances and equipment thereof. The LANDLORD agrees to do any work to be done by it in such a manner as not to unreasonably interfere with the TENANT's use of the Demised Premises.


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                                   ARTICLE VI

            CHANGES AND ALTERATIONS -- SURRENDER OF DEMISED PREMISES

            Section 6.1 The TENANT shall have the right, at any time and from time to time, during the term of this lease to make such nonstructural changes and alterations to the Demised Premises as the TENANT shall deem necessary or desirable. However, all changes and alterations must be made with the written consent of the LANDLORD which shall not be unreasonably withheld or delayed and, after the Lease Commencement Date, any alterations affecting HVAC and electrical work, including lighting, must be done by the LANDLORD at TENANT's sole cost and expense. Notwithstanding the above, TENANT shall be permitted to make decorative alterations, not to exceed $20,000.00 per lease year, without LANDLORD's consent, but with prior written notice to the LANDLORD.

            Section 6.2 Except as otherwise provided in Article XXIX hereof, the TENANT agrees not to place any signs on the roof or on or about the inside or outside of the building in which the Demised Premises are situated, except for signs inside of the Demised Premises which may not be seen from the outside.

            Section 6.3 All permanently affixed improvements and alterations made or installed by or on behalf of the TENANT, shall immediately upon completion of installation thereof be and become the property of the LANDLORD without payment therefor by the LANDLORD.

            Section 6.4 The TENANT shall, upon the expiration or earlier termination of this lease, surrender to the LANDLORD the Demised Premises, together with all alterations and


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replacement thereto, in good order and condition, except for reasonable wear and tear or damage by fire and casualty.

            TENANT covenants and agrees as follows: (i) to remove, at the termination of this Lease, such of TENANT's goods and effects (including, but not limited to, its signs) as are not permanently affixed to the Demised Premises; (ii) to remove such of the alterations and additions made by TENANT as LANDLORD may request; provided, however, that LANDLORD shall not request TENANT to remove any improvements permanently affixed to the Demised Premises; (iii) to repair any damage caused by such removal; and (iv) to peaceably yield up to the Demised Premises and all alterations and additions thereto (except such as LANDLORD has requested TENANT to remove) and all fixtures, furnishings, floor coverings and equipment which are permanently affixed to the Demised Premises, which shall thereupon become the property of LANDLORD, in clean and good order, repair and condition. Any personal property of TENANT not removed within thirty
(30) days following such termination shall, at LANDLORD's option, become the property of LANDLORD and shall be disposed of by LANDLORD at TENANT's sole cost and expense.

            Section 6.5 In connection with any alterations to the Demised Premises done by TENANT including decorating, prior to any work being commenced, TENANT shall supply to LANDLORD: (i) liability insurance from the Contractor doing the work in an amount not less than Three Million Dollars, naming LANDLORD as an additionally named insured and after the initial build-out liability insurance in an amount not less than two million dollars; (ii) evidence that all workers doing work in the Demised Premises are covered by Workmen's Compensation Insurance, (iii) after the initial build-out, an agreement from TENANT's contractor to remove all debris from the premises shown on


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Exhibit "B" after 6:00 P.M. at the end of each day's work. In the event TENANT's contractor shall fail to remove debris on a daily basis, as hereinabove provided, LANDLORD shall have the option not to clean the affected areas of the Demised Premises until such time as the debris shall be removed as required herein, at which time LANDLORD's cleaning obligations shall resume; (iv) all debris must be disposed of at TENANT's sole cost and expense in TENANT's dumpster.


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                                   ARTICLE VII

                    COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

            Section 7.1 The TENANT covenants throughout the term of this lease and any renewals hereof, at the TENANT's sole cost and expense, to comply with all laws and ordinances and the orders and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, which may be applicable to the TENANT's use or occupancy of the Demised Premises.

            Section 7.2 The TENANT shall have the right to contest by appropriate legal proceedings, in the name of the TENANT or the LANDLORD or both, but without cost or expense to the LANDLORD, the validity of any law, ordinance, order or requirement of the nature referred to in Section "7.1" hereof. Provided such noncompliance does not subject the LANDLORD to any criminal liability for failure so to comply therewith, the TENANT may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch, and if any lien or charge is incurred by reason of noncompliance, the TENANT may nevertheless make the contest aforesaid and delay compliance as aforesaid, provided that the TENANT indemnifies the LANDLORD against any loss or injury by reason of such noncompliance or delay therein.

            Section 7.3 LANDLORD covenants and agrees that at the time of the commencement of the term of this lease Demised Premises comply with all laws, ordinances and regulations applicable thereto.


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            LANDLORD shall, in the operation of the Building, comply with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof. In the event any resolution or order is imposed against the Building or the Demised Premises, and same is not the result of TENANT's use or manner of use of the Demised Premises, then in such event LANDLORD shall, with all due diligence, remedy such violation or comply with such order.


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                                  ARTICLE VIII

                                MECHANIC'S LIENS

            Section 8.1 The TENANT covenants not to suffer or permit any mechanic's liens to be filed against the fee interest of the LANDLORD nor against TENANT's leasehold interest in the Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the TENANT or any contractor, subcontractor or any other party or person acting at the request of the TENANT, or anyone holding the Demised Premises or any part thereof through or under the TENANT. TENANT agrees that in the event any mechanic's lien shall be filed against the fee interest of the LANDLORD or against the TENANT's leasehold interest the TENANT shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or order of a court of competent jurisdiction or otherwise.

            If TENANT shall fail to cause such lien to be discharged or bonded within the period aforesaid, then in addition to any other right or remedy, LANDLORD may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by procuring the discharge of such lien by deposit by bonding proceedings, and in any such event, LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by LANDLORD and all reasonable costs and expenses incurred by LANDLORD or the fee owner in connection therewith, including but not limited to premiums on any bonds filed and attorneys' fees, shall constitute Additional Rental payable by TENANT under this lease and shall be paid by TENANT to LANDLORD within ten days of demand therefor.

            Nothing contained herein shall obligate TENANT to pay, discharge or bond-over any lien created by LANDLORD or any party other than TENANT, its agents, employees or contractors.

                                   ARTICLE IX

                   INSPECTION OF DEMISED PREMISES BY LANDLORD

            Section 9.1 The TENANT agrees to permit the LANDLORD and the authorized representatives of the LANDLORD to enter the Demised Premises at all reasonable times during TENANT's usual business hours for the purpose of (a) inspecting the same, and (b) making any necessary repairs to the Demised Premises.

            Section 9.2 The LANDLORD is hereby given the right during TENANT's usual business hours to enter the Demised Premises to exhibit the same for the purpose of sale or mortgage and, during the last six (6) months of the initial term or at any time if the TENANT defaults in any of the terms, covenants and conditions of this lease, to exhibit the same to prospective tenants for the purposes of renting.

            Section 9.3 With regard to Sections 9.1 and 9.2, LANDLORD shall endeavor to give reasonable notice to TENANT of LANDLORD's intention to inspect the premises or to make repairs.

            Section 9.4 LANDLORD agrees to use reasonable commercial efforts to keep such entries to a minimum and, further, during any such entry, LANDLORD shall use reasonable commercial efforts not to disturb or inconvenience TENANT in the conduct of TENANT's business in the Demised Premises.

                                    ARTICLE X

                           RIGHT TO PERFORM COVENANTS

            Section 10.1 The TENANT covenants and agrees that if the TENANT shall at any time fail to make any payment or perform any other act on its part to be made or performed under this lease, the LANDLORD, after the expiration of any time limitation set forth in this lease (except in cases of emergency) may, but shall not be obligated to, make such payment or perform such other act to the extent the LANDLORD may deem desirable, and in connection therewith to pay expenses and employ counsel. All sums so paid by the LANDLORD and all expenses in connection therewith shall be deemed additional rent hereunder and be payable to the LANDLORD on the first day of the next month and the LANDLORD shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of the basic rent reserved hereunder.

            Notwithstanding anything to the contrary contained in this lease, except for an emergency situation, LANDLORD agrees that LANDLORD shall provide a minimum of five (5) days written notice to the TENANT of LANDLORD's intention of making any payment or performing any act on behalf of the TENANT.

                                   ARTICLE XI

                              DAMAGE OR DESTRUCTION

            Section 11.1 A. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, TENANT shall give immediate notice thereof to LANDLORD and this lease shall continue in full force and effect except as hereinafter set forth.

            B. If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of LANDLORD to the extent that said damages include those installations originally installed by LANDLORD.

            C. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the LANDLORD shall have the right to elect not to restore the same as hereinafter provided.

            D. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that LANDLORD shall decide to demolish it or not to rebuild it, then, in any of such events, LANDLORD may elect to terminate this lease or rebuild by written notice to TENANT given within ninety (90) days after such fire or casualty specifying a date for the expiration of the lease or rebuilding, which date shall not be more than sixty (60) days after the giving of such notice. Upon the date specified in a notice of termination the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and TENANT shall forthwith quit, surrender and vacate the premises without prejudice however, to LANDLORD's rights and remedies against TENANT under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by TENANT which were on account of any period subsequent to such date shall be returned to TENANT. Unless LANDLORD shall serve a termination notice as provided for herein, LANDLORD shall make the repairs and restorations under the conditions of "B" and "C" hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LANDLORD's control.

            E. Nothing contained hereinabove shall relieve TENANT from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectable and to the extent permitted by law, LANDLORD and TENANT each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. LANDLORD and TENANT's insurance policies shall contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such policy can be obtained without additional premiums. In the event that there are additional premiums for such waiver of subrogation, the party in whose favor such waiver is intended shall have the option to either pay the additional premium or waive the condition that the other's policy contain the same. TENANT acknowledges that LANDLORD will not carry insurance on TENANT's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by TENANT and agrees that LANDLORD will not be obligated to repair any damage thereto or replace the same.

            F. To the extent not expressly prohibited by law, LANDLORD and TENANT each (in either case, the "Indemnitor") agree to hold harmless and indemnify the other and the other's respective agents, shareholders, directors, partners and employees (collectively, the "Indemnitees") from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including reasonable attorney's fees and expenses, for death or injury to third parties other than Indemnitees or loss of or damage to property of third parties other than Indemnitees that may arise from or be caused by the negligence or willful misconduct of the Indemnitor. Such third parties shall not be deemed third party beneficiaries of this agreement.

            G. TENANT hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

            Section 11.2 The TENANT shall not knowingly do or permit to be done any act or thing upon the Demised Premise, which will invalidate or be in conflict with fire insurance policies covering the building of which Demised Premises form a part, and fixtures and property therein. The TENANT shall at its expense comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body, which may be applicable to the TENANT's use and occupancy of the Demised Premises, provided that the necessity for such compliance results from the use and occupancy of the Demised Premises by the TENANT, and shall not do, or permit anything to be done, in or upon the Demised Premises or bring or keep anything therein, or use the Demised Premises in a manner which shall increase the rate of fire insurance on the building of which the Demised Premises form a party, or on the property located therein, over that in effect when the lease commenced, unless the TENANT shall reimburse the LANDLORD, as additional rent hereunder, for that part of all insurance premiums thereafter paid by the LANDLORD, which shall have been charged because of such failure or use by the TENANT, and shall make such reimbursement upon the first day of the month following receipt of notice of such outlay by the LANDLORD and evidence of the payment thereof.

            Section 11.3 Notwithstanding anything contained herein to the contrary, if LANDLORD is unable or unwilling to commence to repair, restore or rebuild the Demised Premises within nine (9) months after the occurrence of any such casualty or substantially complete repairs to the Demised Premises within twelve (12) months after the occurrence of such casualty, TENANT may terminate this lease upon thirty (30) days notice to LANDLORD after the expiration of the applicable time period and upon the expiration of said thirty (30) day notice period, neither party hereto shall have any further obligation to the other with respect to this lease or the tenancy created hereby except for obligations occurring or accruing prior to such termination.

            Section 11.4 Notwithstanding anything to the contrary contained in this lease, during any period after damage or destruction and until the premises have been restored, the TENANT shall be entitled to an abatement of rent and additional rent for the unusable portion of the Demised Premises, on a square foot basis.

            Section 11.5 TENANT shall have the option to terminate this lease if the Demised Premises are rendered untenantable by reason of fire or other casualty during the last two (2) years of the term and LANDLORD cannot restore the Demised Premises to operating conditions within thirty (30) days from such occurrence. TENANT shall provide written notice to the LANDLORD of its intention to cancel the lease term. Said notice shall be given no later than thirty (30) days after the occurrence of such fire or other casualty.

            Section 11.6 In the event that LANDLORD shall enter the Demised Premises under non-emergency situations in order to perform alterations, improvements, and/or repairs thereto, and as a result thereof, TENANT cannot, in the exercise of reasonable business judgment, operate its business and in fact closes the entire Demised Premises to the public, LANDLORD agrees that rent and all other charges payable by TENANT hereunder shall be abated commencing twenty-four (24) hours after the date of such closure and continuing until such time as the condition giving rise to said closure has been corrected, at which time TENANT shall resume the payments required hereunder.

                                  ARTICLE XII

                                  CONDEMNATION

            Section 12.1 If the whole of the Demised Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain, or by agreement between LANDLORD and those having the authority to exercise such right (hereinafter called "Taking"), the term of this lease and all rights of TENANT hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking and the rent or additional rent paid for a period after such date shall be refunded to TENANT upon demand.

            Section 12.2 In the event of Taking of less than the whole of the Demised Premises, or the whole or part of the parking area, this lease shall cease and expire in respect of the portion of the Demised Premises and/or the parking area taken upon vesting of title as a result of the Taking, and, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, in the judgment of TENANT, for the efficient economical operation of the TENANT's business conducted at such time in the Demised Premises, TENANT may elect to terminate this lease by giving notice to LANDLORD of such election not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice to LANDLORD is given, and upon the date specified in such notice to LANDLORD, this lease and the term hereof shall cease and expire. If TENANT does not elect to terminate this lease aforesaid:

                  (i) The new rent payable under this lease shall be the product of the basic rent payable under this lease multiplied by a fraction, the numerator of which is the net rentable area of the Demised Premises remaining after the Taking, and the denominator of which is the net rentable area of the Demised Premises immediately preceding the Taking, and

                  (ii) The net award for the Taking shall be paid to and first used by LANDLORD, subject to the rights of mortgagee, to restore the portion of the Demised Premises and the building remaining after the Taking to substantially the same condition and tenantability (hereinafter called the "Pre-Taking Condition") as existed immediately preceding the date of the Taking.

            Section 12.3 In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of two (2) years next preceding the date of expiration of the term of this lease, LANDLORD or TENANT may elect to terminate this lease by giving notice to the other party to this lease of such election, not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given, and upon the date specified in such notice, this lease and the term hereof shall cease and expire and all rent and additional rent paid under this lease for a period after such date of termination shall be refunded to TENANT upon demand. On or before such date of termination, TENANT shall vacate the Demised Premises, and any of

TENANT's property remaining in the Demised Premises subsequent to such date of termination shall be deemed abandoned by TENANT and shall become the property of LANDLORD.

            Section 12.4 In the event of a Taking of the Demised Premises or any part thereof, and whether or not this lease is terminated, TENANT shall have no claim against LANDLORD or the condemning authority for the value of the unexpired term of this lease, but:

                  (i) TENANT may interpose and prosecute in any proceedings in respect of the Taking, independent of any claim of LANDLORD, a claim for the reasonable value of TENANT'S fixtures and

                  (ii)  A claim for TENANT's moving expenses.

Provided TENANT's
                        claim does not impede LANDLORD'S claim against the condemning authority, then:

            (i) TENANT shall be entitled to receive and retain amounts which may be specifically awarded to TENANT in any such condemnation proceedings due to the taking of its trade fixtures, leasehold improvements, moving expenses and such business loss as TENANT shall separately and specifically establish.

           (ii) LANDLORD agrees that it shall not discriminate against TENANT in the exercise of its rights to terminate this lease in accordance with the provisions of this section.

                                  ARTICLE XIII

                           BANKRUPTCY OR OTHER DEFAULT

            Section 13.1 A. Events of Bankruptcy. The following shall be Events of Bankruptcy under this lease:

            1. TENANT's becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code") or under the insolvency laws of New York State;

            2. The appointment of a Receiver of Custodian for any or all of TENANT's property or assets;

            3. The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

            4. The filing of an involuntary petition against TENANT as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

            5. TENANT's making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

      A. Landlord's Remedies.

            1. Termination of Lease. Upon the occurrence of an Event of Bankruptcy, LANDLORD shall have the right to terminate this lease by giving thirty days prior written notice to TENANT, provided, however, that this Section

      "13.1(B)(i)" shall have no effect while a case in which TENANT is the subject debtor under the Bankruptcy Code is pending, unless TENANT or its Trustee in Bankruptcy is unable to comply with the provisions of Sections "13.1(B)(v)" and "13.1(B)(vi)" below. If TENANT or its Trustee is unable to comply with Sections "13.1(B)(v)" and "13.1(B)(vi)" below, this lease shall automatically cease and terminate, and TENANT shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section "13.1(B)(i)". Any other notice to quit, or notice of LANDLORD's intention to re-enter is hereby expressly waived. If LANDLORD elects to terminate this lease, everything contained in this lease on the part of LANDLORD to be done and performed shall cease without prejudice, subject, however, to the right of LANDLORD to recover from TENANT all rent and any other sums accrued up to the time of termination or recovery of possession by LANDLORD, whichever is later.

            2. Suit for Possession. Upon termination of this lease pursuant to Section "13.1(B)(i)", LANDLORD may proceed to recover possession under any by virtue of the provisions of the laws of the State of New York, or by such other proceedings, including re-entry and possession, as may be applicable.

            3. Reletting of Premises. Upon termination of this lease pursuant to Section "13.1(B)(i)", the premises may be relet by LANDLORD for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental reserved under this lease (and any of the costs, expenses, or damages indicated below) shall not be realized by LANDLORD, TENANT shall be liable for all damage sustained by LANDLORD, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in the first class rentable condition. LANDLORD, in putting the premises in good order or preparing the same for re-rental may, at LANDLORD's option, make such alterations, repairs, or replacements in the premises as LANDLORD, in LANDLORD's reasonable judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release TENANT from liability hereunder as aforesaid. LANDLORD shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall TENANT be entitled to receive any excess, if any, of such net rent collected over the sums payable by TENANT to LANDLORD hereunder.

            4. Monetary Damages. Any damage or loss of rent sustained by LANDLORD as a result of an Event of Bankruptcy may be recovered by LANDLORD, at LANDLORD's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this lease (in which event TENANT hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). In the event TENANT becomes the subject debtor in a case under the

      Bankruptcy Code the provisions of this Section "13.1(B)(iv)" may be limited by the limitations of damage provisions of the Bankruptcy Code.

            5. Assumption or Assignment by Trustee. In the event TENANT becomes the subject debtor in a case pending under the Bankruptcy Code, LANDLORD's right to terminate this lease pursuant to this Section "13.1" shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this lease. The Trustee shall not have the right to assume or assign this lease unless the Trustee: (a) promptly cures all defaults under this lease, (b) promptly compensates LANDLORD for monetary damages incurred as a result of such default, and (c) provides adequate assurance of future performance.

            6. Adequate Assurance of Future Performance. LANDLORD and TENANT hereby agree in advance that adequate assurance of future performance, as used in Section "13.1(B)(v)" above, shall mean that all of the following minimum criteria must be met:

                  (a) The Trustee must pay to LANDLORD, at the time the next payment of rent is then due under this lease, in addition to such payment of rent, an amount equal to the next month's rent due under this lease, said amount to be held by LANDLORD in escrow until either the Trustee or TENANT defaults in its payment of rent or other obligations under this lease (whereupon LANDLORD shall have the right to draw such escrow funds) or until the expiration of this lease (whereupon the funds shall be returned to the Trustee or TENANT);

                  (b) The TENANT or Trustee must agree to pay to the LANDLORD, at any time the LANDLORD is authorized to and does draw on the funds escrowed pursuant to Section "13.1(B)(vi)(a)" above, the amount necessary to restore such escrow account to the original level required by said provision;

                  (c) TENANT must pay its estimated pro-rata share of the cost of all services provided by LANDLORD (whether directly or through agents or contractors, and whether or not the cost of such service is to be passed through to TENANT) in advance of the performance or provision of such services;

                  (d) The Trustee must agree that TENANT's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises;

                  (e) The Trustee must agree that the use of the premises as stated in this lease will remain unchanged:

                  (f) The Trustee must agree that the assumption or assignment of this lease will not violate or affect the rights of other tenants of the LANDLORD.

            7. Failure to Provide Adequate Assurance. In the event TENANT is unable to:

                  (a) cure its defaults; or

                  (b) reimburse LANDLORD for its monetary damages; or

                  (c) pay the rent due under this lease, on time (or within five days of the due date); or,

                  (d) meet the criteria and obligations imposed by Section "13.1(B)(vi)" above; then TENANT agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this lease may be terminated by LANDLORD in accordance with Section "13.1(B)(i)" above.

            Section 13.2 Default of Tenant

            A. Events of Default. The following shall be Events of Default under this lease.

                  (i) TENANT's failure to pay any monthly installment of Basic Annual Rent or Additional Rent, the amount of which has been ascertained, within ten days after notice of such failure from LANDLORD.

                  (ii) TENANT's failure to make any other payment required under this lease if such failure shall continue beyond ten days after LANDLORD's notice that the same has not been paid.

                  (iii) TENANT's violation or failure to perform any of the
                        other terms, conditions, covenants or agreements herein made by TENANT if such violation or failure continues for a period of five business days or fifteen business days if same does not affect other tenants of the building or of Nassau Crossways International Plaza, then after LANDLORD's written notice thereof to TENANT, provided that no such notice shall be required if TENANT has received a similar notice within one hundred eighty days of such violation or failure. In the event of any violation or failure to perform a covenant as contemplated herein, and if such covenant cannot be performed within the said five business day or fifteen business day period, whichever the case may be, then and in that event, providing TENANT has promptly commenced to cure such violation and is diligently proceeding with the cure the time within which TENANT may cure the same shall be extended to such reasonable time as may be necessary to cure the same with all due diligence.

            B. If an Event of Default as hereinabove specified in Section '13.2(A)(i), (ii) or (iii)' shall occur, and shall not be cured within the time period specified in LANDLORD's notice, or as to a default provided for in Section '13.2(A)(iii)' if same shall recur within 180 days of LANDLORD's last notice of same or if TENANT has commenced a cure but fails to diligently proceed with same after five (5) business days or fifteen (15) business days notice, whichever the case may be, from LANDLORD then: (i) LANDLORD may give TENANT a five day notice of its intention to end the term of this lease, and thereupon, at the expiration of said five day period, this lease shall expire as fully and completely as if the day were the date herein originally fixed for the expiration of the term, and TENANT shall then quit and surrender the premises to LANDLORD but TENANT shall continue to remain liable as hereinafter provided; or,
(ii) LANDLORD, without prejudice to any other right or remedy of LANDLORD, held hereunder or by operation of law, and notwithstanding any waiver of any breach of a condition or Event of Default hereunder, may, at its option and without further notice, re-enter the Demised Premises or dispossess TENANT and any legal representative or successor of TENANT or other occupant of the premises by summary proceedings or other appropriate suit, action or proceeding or otherwise and remove his, her or its effects and hold the Demised Premises as if this lease had not been made; and TENANT hereby expressly waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

            Section 13.3 Notwithstanding such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, as provided in Section '13.2' above, TENANT shall continue liable during the full period which would otherwise have constituted the balance of the term hereof, and shall pay as liquidated damages at the same times as the Basic Annual Rent and Additional Rent and other charges become payable under the terms hereof, a sum equivalent to the Basic Annual Rent and Additional Rent and other charges reserved herein (less only the net proceeds of reletting as hereinafter provided), and LANDLORD may rent the Demised Premises either in the name of LANDLORD or otherwise, reserving the right to rent the Demised Premises for a term or terms which may be less than or exceed the period which would otherwise have been the balance of the term of this lease without releasing the original TENANT from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, next to restoring the premises to a rentable condition, and then to the payment of any brokerage commissions and legal fees in connection with the reletting of the Demised Premises and then to the payment of the Basic Annual Rent, Additional Rent and other charges due and to grow due to LANDLORD hereunder, together with reasonable legal fees of LANDLORD therefore.

            Section 13.4 LANDLORD and TENANT do hereby mutually waive trial by jury in any action, proceeding or counterclaim brought by either LANDLORD and TENANT against the other with regard to any matters whatsoever arising out of or in any way connected with this lease, the relationship of LANDLORD and TENANT, and TENANT's use or occupancy of the Demised Premises, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this agreement (except for a summary proceeding), shall be brought in a court in the County in which the Demised Premises are located and all motions in any such action shall be made in such County.

            Section 13.5 TENANT hereby agrees that in any action or summary proceeding brought by LANDLORD for the recovery of Basic Annual Rent or Additional Rent, it will not interpose any counter-claim or set-off nor will TENANT seek to consolidate or join for trial any such action or proceeding with any other action or proceeding.

            Section 13.6 If TENANT shall default in the observance or performance of any term or covenant on TENANT's part to be observed or performed under or by virtue of any of the terms or provisions in this article of this lease, LANDLORD may immediately or at any time thereafter and upon prior written notice perform the same for the account of TENANT, and if LANDLORD makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and the sum shall be due immediately upon LANDLORD incurring same and may be included as an item of additional rent in any summary proceeding instituted by the LANDLORD.

            Notwithstanding anything to the contrary contained in this lease, except for an emergency situation, LANDLORD agrees that LANDLORD shall provide a minimum of five days written notice to the TENANT of LANDLORD's intention of making any payment or performing any act on behalf of the TENANT.

            Section 13.7 In the event the parties hereto become involved in any proceeding to enforce this Lease or the rights, duties or obligations hereunder, the prevailing party in such proceedings shall be entitled to receive, as part of any award, reasonable attorneys fees.

            Section 13.8 No reference to any specific right or remedy shall preclude TENANT from exercising any other rights or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by TENANT to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, agreement, terms, covenant or condition. No waiver by TENANT of any breach by LANDLORD under this Lease shall affect this Lease in any way whatsoever.

            Section 13.9 Notwithstanding anything to the contrary set forth in this Lease:

(1) If there is any material slow-down, interruption or stoppage of any of the services required to be provided by LANDLORD pursuant to this Lease (unless the foregoing results from causes beyond LANDLORD's reasonable control) or if LANDLORD fails to make any repairs required to be made by LANDLORD pursuant to this Lease, or if LANDLORD makes any repairs, alterations, additions or improvements in or to any portion of the Building or in the Demised Premises, in the parking area or in or to the fixtures, appurtenances and equipment thereof, which prevents TENANT from utilizing the

Demised Premises from its normal business use, or if LANDLORD has otherwise failed to perform its obligations, agreements or covenants under this agreement, and LANDLORD has failed to commence to cure or remedy such problem within fifteen (15) business days after TENANT's written notice thereof, or if LANDLORD should fail thereafter to proceed diligently to remedy such problem or make such repairs, then TENANT shall have the right, but not the obligation, to take reasonable corrective measures to remedy the problem and insure proper operating conditions in the Demised Premises, including having the necessary work performed by a responsible contractor.

(2) If TENANT has elected to have the work performed, then LANDLORD shall promptly reimburse TENANT for the reasonable cost of such work and repairs. If LANDLORD fails to reimburse TENANT within thirty (30) days after receipt of TENANT's invoice, TENANT shall have the right to deduct the reasonable cost of such work from the Base Rent and Additional Rent payable under this Lease provided such cost is not in dispute. Notwithstanding the foregoing, in the event LANDLORD, within thirty days of receipt of TENANT's invoice, in good faith disputes either a) LANDLORD's obligation to perform such work and repairs, b) the necessity to perform such work and repairs, or c) the reasonableness of the cost of such work and repair, then in such event, TENANT shall not be entitled to deduct the disputed portion of the cost of such work and repair from the Base Rent and Additional Rent until such time as TENANT receives a final judgment beyond any time to appeal.

                                   ARTICLE XIV

                        CUMULATIVE REMEDIES -- NO WAIVER

            Section 14.1 The specific remedies to which the LANDLORD or the TENANT may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress of which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provision of this lease. The failure of the LANDLORD or TENANT to insist in any one or more cases upon the strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the LANDLORD of rent with knowledge of the breach of any covenant thereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provision in this lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both the LANDLORD and the TENANT. Payment by TENANT of any Rent, Additional Rent and/or charges with knowledge of the breach of any covenant or condition of this Lease by LANDLORD shall not be deemed a waiver by TENANT of such breach. In addition to the other remedies in this lease provided, the LANDLORD or TENANT shall be entitled to restraint by injunction of any violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this lease or to a decree compelling performance of any such covenants, conditions or provisions.

                                   ARTICLE XV

                                 SUBORDINATION

            Section 15.1 It is hereby expressly agreed that this lease and all rights of the TENANT hereunder shall be subject and subordinate at all times to any mortgages and any renewals, replacements, extensions or modifications thereof which may not be or shall hereafter become liens on the Demised Premises or the land and building of which the same form a part. The TENANT agrees that at any time upon ten (10) days' written notice the TENANT will execute and deliver to the LANDLORD a subordination agreement confirming the provisions of this article. Failure of TENANT to execute and deliver such agreement shall not affect the subordination provided for hereunder.

            Section 15.2 This lease is specifically made subordinate to a mortgage given to the Principal Mutual Life Insurance Company and notwithstanding whether or not any formal subordination agreement is executed, this lease shall at all times be subordinate to any replacements, extensions, modifications or consolidations thereof.

            Section 15.3 Provided TENANT is not in default hereunder, LANDLORD and TENANT agree that TENANT's covenant to subordinate this Lease to any future mortgage shall be conditioned upon the mortgagee's agreement to recognize TENANT's rights and obligations under this Lease and to deliver to TENANT a non-disturbance agreement in form reasonably satisfactory to TENANT upon an attornment to such mortgage by TENANT.

                                   ARTICLE XVI

                                 QUIET ENJOYMENT

            Section 16.1 The LANDLORD covenants and agrees that the TENANT, upon paying the basic rent and all other charges herein provided and observing and keeping the covenants, agreements and conditions of this lease on its part to be kept, shall and may peaceably and quietly hold, occupy and enjoy the Demised Premises during the term of this lease.

            Section 16.2 Notwithstanding anything to the contrary contained in this Lease, LANDLORD represents, covenants and warrants (i) that LANDLORD has lawful title to the Building and parking area legally described on Exhibit "B" and has full right, power and authority to enter into this Lease; (ii) there are no easements or other encumbrances or restrictions whether or not of record which might restrict TENANT'S ability to conduct its business as contemplated herein or otherwise impair TENANT's rights under this Lease; (iii) that in the construction of the Demised Premises and the operation of the Building, LANDLORD shall employ with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof; (iv) the roof and all other portions of the Demised Premises, including, without limitation, all electrical, lighting, plumbing, mechanical, heating, ventilating and air conditioning systems within or servicing the Demised Premises, are in good condition and working order and free of defects and shall remain in good condition and repair and free of defects for one (1) year following the Commencement Date to the extent LANDLORD has originally installed same; (v) the Building will be developed, managed and maintained in a neat, attractive and reputable manner; (vi) LANDLORD will not lease space in the Building for any illegal or immoral purposes.

                                  ARTICLE XVII

                                     NOTICES

            Section 17.1 All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the LANDLORD to the TENANT shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid or overnight carrier, such as Federal Express, addressed to the TENANT, Attention: Real Estate Department, at the Demised Premises or Temporary Demised Premises, or at such other place as the TENANT may from time to time designate in a written notice to the LANDLORD. All notices, demands and requests by the TENANT to the LANDLORD shall be deemed to have been properly given if sent by United States registered or certified mail, or overnight carrier such as Federal Express, postage prepaid, addressed to the LANDLORD at the address first above written, or at such other place as the LANDLORD may from time to time designate in a written notice to the TENANT. Notices to the TENANT may be given by the attorney for the LANDLORD. Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, with the same force and effect as if given by the LANDLORD. LANDLORD shall have the right to designate another law firm to serve any notices to the TENANT. Notices, demands and requests which shall be served upon LANDLORD or TENANT in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or requests shall be received or returned by Post Office or by an overnight carrier, such as Federal Express, as having been "refused" or "undeliverable".

                                  ARTICLE XVIII

                        DEFINITION OF CERTAIN TERMS, ETC.

            Section 18.1 The captions of this lease are for convenience and reference only and in no way define, limit or describe the scope or intention of this lease or in any way affect this lease.

            Section 18.2 The term "TENANT" as referred to hereunder shall refer to this TENANT and any successor or assignee of this TENANT.

            Section 18.3 The term "LANDLORD" as used hereunder shall mean only the owner for the time being of the land and building of which the Demised Premises form a part, so that in the event of any sale or sales, or in the event of a lease of said land and building this LANDLORD shall be and hereby is entirely free and relieved of all covenants and obligations of LANDLORD hereunder arising thereafter and it shall be deemed and construed without further agreement between the parties, or their successors in interest, that the purchaser or lessee of the building has agreed to carry out all of the terms and covenants and obligations of the LANDLORD hereunder.

                                   ARTICLE XIX

                       INVALIDITY OF PARTICULAR PROVISIONS

            Section 19.1 If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term of provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE XX

                COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

            Section 20.1 It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of the LANDLORD, its successors and assigns, and the TENANT, its successors and assigns, subject to the provisions of this lease.

                                   ARTICLE XXI

                                    INSURANCE

            Section 21.1 TENANT shall at all times during the term hereby carry Public Liability Insurance for the Demised Premises naming LANDLORD as an additional insured with limits of $3,000,000.00 for injury to persons and $250,000.00 for property damage.

            Section 21.2 Prior to taking possession, TENANT shall deliver to the LANDLORD a certificate of the insurance company licensed to do business in the State of New York with a Bests rating of A, certifying that the aforesaid liability policy is in full force and effect. A certificate evidencing the renewal of such liability insurance policy shall be delivered to the LANDLORD at least twenty (20) days before the expiration thereof and each such renewal certificate shall include the LANDLORD as an additional insured. TENANT may carry aforesaid insurance as a part of a blanket policy provided, however, that a certificate thereof naming the LANDLORD as an additional insured is delivered to the LANDLORD as aforesaid. Such policy of insurance or certificate shall also provide that said insurance may not be canceled unless then (10) days' notice is given to the LANDLORD prior to such cancellation and that the insurance as to the interest of the LANDLORD shall not be invalidated by any act or neglect of the TENANT.

            Section 21.3 TENANT shall prior to doing any work in the Demised Premises obtain any and all permits necessary therefore and will provide Worker's Compensation Insurance and Liability Insurance in the limits provided for in Section "21.1" hereof.

            Section 21.4 LANDLORD warrants and represents that it maintains policies of all risks insurance covering the Building for the full replacement value thereof, less commercially reasonable deductible, if any.

                                  ARTICLE XXII

                          USE, ASSIGNMENT OR SUBLETTING

            Section 22.1 The TENANT agrees to use the premises for general offices and for no other purpose. TENANT shall not permit occupancy of the Demised Premises which in the aggregate exceeds one person for every two hundred square feet of usable area.

            Section 22.2 Unless the LANDLORD shall have given its consent thereto, this lease may not be assigned nor may the Demised Premises be sublet in whole or in part. Such approval will not be unreasonably withheld or delayed. In determining the reasonableness, the LANDLORD shall take into consideration the use to which the sub-tenant will put the space and the nature of the sub-tenant's business in order to maintain the integrity of the building as a whole.

            Section 22.3 Notwithstanding anything herein to the contrary, LANDLORD shall have the right of first refusal to recapture the leased premises or any part thereof, prior to any sublet or assignment. In the event TENANT shall desire to assign or subject this lease, TENANT shall provide written notice of same to LANDLORD. LANDLORD shall, within sixty (60) days of receipt of such notice, notify TENANT as to whether or not LANDLORD desires to recapture the Demised Premises. In the event that LANDLORD shall elect to recapture the Demised Premises or any part thereof, it shall be deemed that the space is recaptured by the LANDLORD on the thirtieth (30th) day following LANDLORD's notice to TENANT of its election. Within said thirty (30) day period, TENANT shall remove all of TENANT's effects and personal property therefrom. If LANDLORD shall elect not to recapture the Demised Premises or any part thereof, TENANT may after prior written consent of the LANDLORD, assign or sublet the Demised Premises subject to Section 22.4.

            Notwithstanding the foregoing, TENANT shall have the right, without LANDLORD's consent, to assign this Lease or sublease the Demised Premises to (a) an affiliate, subsidiary or parent of TENANT; (b) an entity with which TENANT is merged or consolidated; or (c) an entity which purchases or otherwise acquires the assets and/or stock of TENANT, provided such entity shall continue to use the Demised Premises for the purposes specified herein and ins substantially the same manner as TENANT and provided that the successor TENANT shall have a net worth equal to or greater than ten million dollars ($10,000,000.00).

            Section 22.4 In the event that TENANT shall assign this lease and shall receive any consideration therefore in excess of Basic Annual Rent and Additional Rents therein, one-half of such consideration less transaction costs incurred by TENANT in connection with such assignment or subletting, including reasonable attorney fees, reasonable alteration costs and usual and customary brokerage commissions shall be paid to the LANDLORD as additional rent. In the event TENANT shall subject any of the space demised hereunder and the rent and/or additional rent reserved under any such sublease shall be in excess of the rent provided for hereunder, TENANT shall pay to the LANDLORD, as additional rent, as and when same is collected, one-half the difference between the rent and additional rent reserved herein and the rent and additional rent reserved in such sublease less transaction costs incurred by TENANT in connection with such assignment or subletting, including reasonable attorney fees, reasonable alteration costs and usual and customary brokerage commissions.

            Section 22.5 In the event that any sub-tenant should hold over in the premises beyond the expiration of the term of this lease, the TENANT hereunder shall be responsible to the

LANDLORD for all Basic Annual Rent and Additional Rent until the premises are delivered to the LANDLORD in the condition provided for in this lease.

            Section 22.6 TENANT shall pay LANDLORD's reasonable legal fees with reference to approving any assignment and assumption agreement.

                                  ARTICLE XXIII

                              RULES AND REGULATIONS

            Section 23.1 The TENANT agrees that it will abide by the rules and regulations attached hereto as Exhibit "E" and any reasonable amendments or additions thereto, provided the same are uniform as to all tenants.

          Notwithstanding anything to the contrary contained herein, all rules and regulations, whether now existing or hereafter adopted by LANDLORD, shall be reasonable in nature, non-discriminatory and uniformly enforced, if at all, against all tenants of the Building and shall not adversely affect the conduct of TENANT's business within the Demised Premises.

                                  ARTICLE XXIV

                              LANDLORD'S LIABILITY

            Section 24.1 In the event that the LANDLORD shall default under the terms of this lease and the TENANT shall recover a judgment against the LANDLORD by reason of such default or for any reason arising out of the tenancy or use of the premises by the TENANT or the lease of the premises to the TENANT, the LANDLORD's liability hereunder shall be limited to the LANDLORD's interest in the land and building of which the Demised Premises form a part and no further and the TENANT agrees that in any proceeding to collect such judgment, the TENANT'S right to recovery shall be limited to the LANDLORD's interest in the building of which the Demised Premises form a part.

          Notwithstanding anything to contrary contained herein, in the event the LANDLORD'S interest in the Building within which the Demised Premises are situated is insufficient to satisfy any judgment that TENANT may have or obtain against LANDLORD, then in such event TENANT shall have the right to abate payment of rent and additional rent to the extent of such judgment.

                                   ARTICLE XXV

                                ENTIRE AGREEMENT

            Section 25.1 This instrument contains the entire agreement between the parties hereto and the same may not be changed, modified or altered except by a document in writing executed and acknowledged by the parties hereto.

                                  ARTICLE XXVI

                                  CERTIFICATES

            Section 26.1 Upon request by the LANDLORD, the TENANT agrees to execute any certificate or certificates evidencing the commencement date of the term of the lease and the fact that the lease is in full force and effect, if such is the case, and that there are no set-offs or other claims against the LANDLORD or stating those claims which the TENANT might have against the LANDLORD. TENANT shall have the right to demand a similar certificate or certificates from LANDLORD.

            Section 26.2 Upon request by LANDLORD, the TENANT agrees to execute a memorandum of this lease in recordable form which memorandum shall set forth the commencement dates of the lease and the subordination of the lease to a permanent first mortgage to be held by Principal Mutual Life Insurance Company or other institutional lender.

            Section 26.3 Provided TENANT is not in default hereunder, LANDLORD and TENANT agree that TENANT'S covenant to subordinate this Lease to any future mortgage shall be conditioned upon the mortgagee's agreement to recognize TENANT'S rights and obligations under this Lease and to deliver to TENANT a non-disturbance agreement in form reasonably satisfactory to TENANT upon an attornment to such mortgagee by TENANT.

                                  ARTICLE XXVII

                                    SECURITY

            Section 27.1 THIS ARTICLE DELETED

                                 ARTICLE XXVIII

                                     BROKER

            Section 28.1 By separate instrument, LANDLORD has entered into a brokerage agreement with Alliance Partners, Inc. ("Broker"), whose commission shall be paid by LANDLORD. Except as expressly set forth in the preceding sentence, LANDLORD and TENANT covenant and represent to each other that no other parties are entitled to be paid a fee or commission in connection with transaction contemplated by this lease. If any individual or entity shall assert a claim to a finder's fee or commission as a broker or a finder, then the party who is alleged to have retained such individual or entity shall defend, indemnify and hold harmless the other party from and against any such claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon.

                                  ARTICLE XXIX

                                      SIGNS

            Section 29.1 TENANT, at TENANT'S sole cost and expense, shall be permitted to use 80% of any signage on the exterior of the building (or 100% should TENANT occupy the entire building). TENANT shall not maintain or display any sign, lettering, or lights on the exteriors of the Demised Premises, unless approved by LANDLORD in writing, which consent or approval shall not be unreasonably withheld or delayed. TENANT may provide and maintain a proper sign or signs on the exterior of the Demised Premises of such size, color, design and location as approved by LANDLORD, which consent or approval shall not be unreasonably withheld or delayed. No rights to use of the outer walls or roof of the Demised Premises are granted to TENANT without LANDLORD'S written consent, which consent or approval shall not be unreasonably withheld or delayed.

            TENANT shall be liable for any damages or injuries to the structure and building occasioned by such signs or installation or removal thereof.

            Section 29.2 LANDLORD agrees that it will not withhold its consent to a sign similar to other signs on buildings owned by LANDLORD as of the date hereof in the Nassau Crossways International Plaza.

            Section 29.3 TENANT shall, at its own cost and expense, obtain any governmental approvals necessary for any sign installed by TENANT in accordance with the other provisions of this Article.

                                   ARTICLE XXX

                                  HOLDING OVER

            Section 30.1 TENANT covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this lease. If the TENANT retains possession of the premises or any part thereof after the termination of the term, the TENANT shall pay the LANDLORD Annual Basic Rent at 150% of the monthly rate specified in Section 3.1 for the time the TENANT thus remains in possession and, in additional thereto, shall pay the LANDLORD for all damages, consequential as well as direct, sustained by reason of the TENANT'S retention of possession. If the TENANT remains in possession of the Premises, or any part thereof, after the termination of term, such holding over shall, constitute a renewal of this lease on a month-to-month basis. The provisions of this Section do not exclude the LANDLORD'S rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of the monthly rent and instead to remove TENANT through summary proceedings for holding over beyond the expiration of the term of this lease.

                                  ARTICLE XXXI

                                  CONSTRUCTION

            Section 31.1 LANDLORD shall provide a construction allowance in the amount of $1,000,000.00 ("TENANT Construction Allowance") for the TENANT to use towards the construction of the interior of TENANT'S Demised Premises. Any unused portion of the TENANT Construction allowance can be applied by the TENANT for any future rent obligations or for use towards TENANT'S relocation costs, including, but not limited to, furniture, telephones, etc.

            A) LANDLORD shall release the TENANT Construction Allowance as follows: LANDLORD will wire transfer $50,000.00 per week to TENANT'S bank with the first payment being made within ten days of execution of the lease and LANDLORD'S receipt of full and final working drawings. Once, per week, until TENANT occupies the Demised Premises, LANDLORD will continue to wire transfer $50,000.00 to TENANT'S bank. Any balance due, if any, after TENANT occupies the Demised Premises, shall be wire transferred to TENANT'S bank within ten days of TENANT'S occupancy of the Demised Premises. LANDLORD shall be obligated to continue the wire transfer so long as the TENANT diligently and professionally proceeds with the TENANT'S construction. Should TENANT either stop the construction or default under any of the terms, covenants and conditions of the lease (prior to TENANT'S occupying the Demised Premises), the LANDLORD will cease payments until such time as the TENANT either recommences the construction or cures any such default under the lease.

            (B) Any sums due TENANT as TENANT Construction Allowance which are not paid in accordance with Section 31.1A above, shall be offset against the next Monthly Basic Rent and Additional Rent coming due in an amount equal to such unpaid TENANT Construction Allowance.

            Section 31.2 No later than August 1, 1995, TENANT shall provide to the LANDLORD full architectural and mechanical drawings for the interior of TENANT'S Demised Premises. All plans provided by the TENANT shall meet any and all applicable codes and LANDLORD shall have the right to review the plans and suggest changes to same if the plans do not meet code(s). LANDLORD shall notify TENANT as to any changes suggested within five (5) days of receipt of plans.

            Section 31.3 LANDLORD shall have the right to bid any of TENANT'S construction in excess of $10,000.00 during the tem of this lease. TENANT, at its sole discretion, shall award the bid(s) for TENANT'S construction. LANDLORD shall have no right to examine any of TENANT'S submitted bids. TENANT shall employ only licensed, insured contractors, to do TENANT'S construction. TENANT represents that TENANT shall offer the same complete bid package to all contractors bidding for TENANT'S work.

                                  ARTICLE XXXII

                                 OPTION TO RENEW

            Section 32.1 TENANT shall have one five year option to renew its lease provided:

            A. TENANT is not in default under the terms, covenants, and conditions of this lease agreement.

            B. TENANT provide notice to the LANDLORD of TENANT'S intention to extend its lease term one year prior to the expiration of TENANT'S initial lease term.

            C. Throughout the term of this lease extension, TENANT shall pay an Annual Rent of $964,950.00 payable in equal monthly installments of $80,412.50.

            D. All other terms of the Basic Lease shall remain in full force and effect.

                                 ARTICLE XXXIII

                                OPTION TO EXPAND

            Section 33.1 TENANT shall have the option to lease the additional space as noted on the plan attached hereto as Exhibit "A-1" provided:

            A. TENANT is not in default under the terms, covenants and conditions of the lease at the time of notification or thirty (30) days prior to any work being done in the expansion space on behalf of the TENANT;

            B. TENANT shall notify LANDLORD of its desire to lease the expansion space;

            C. LANDLORD agrees that LANDLORD shall limit the initial term to another tenant in the expansion space for a term of not more than five years. LANDLORD further represents that LANDLORD shall use reasonable commercial efforts to include in the lease for the other tenant that LANDLORD shall have the right to relocate the other tenant during its initial term. Should TENANT elect to have the other tenant relocated, then all reasonable costs incurred in connection with such early relocation of the other tenant, shall be paid for by TENANT;

            D. LANDLORD shall respond in writing, within ten days, as to the availability date of the expansion space and if TENANT decides that the occupancy date does not meet TENANT'S needs, TENANT can cancel this option to expand by giving LANDLORD ten days written notice of same within ten days after written notice of LANDLORD'S response to TENANT of the availability date of the expansion space.

            E. Should TENANT exercise its option to lease the expansion space, then:

                  1) The Annual Basic Rent for the expansion space shall be computed at the Annual Basic Rent per square foot at the then current rent for the Demised Premises.

                  2) TENANT shall be entitled to a work letter valued at $2.86 per square foot per lease year for the expansion term, i.e., five year term in the expansion space shall equate to a work letter contribution by the LANDLORD valued at $14.30 per square foot.

            F. Notwithstanding anything to the contrary contained herein, prior to the LANDLORD preparing a lease for another tenant, the LANDLORD shall notify the TENANT of the LANDLORD'S intentions to enter into a lease with another tenant. TENANT shall have the option to secure said expansion space by notifying the LANDLORD in writing within five (5) business days of receipt of LANDLORD'S notice to the TENANT of LANDLORD'S intention to lease the expansion space to another TENANT.

                                  ARTICLE XXXIV

                               HAZARDOUS MATERIALS

            Section 34.1 A. LANDLORD represents and warrants that the Demised Premises are free of all asbestos, asbestos containing materials and other hazardous or toxic materials (collectively, "Hazardous Materials"). Notwithstanding any provision of the Lease of the contrary, TENANT shall have no obligation to make any repairs, alteration or improvements to the Demised Premises or incur any costs or expenses whatsoever as a result of Hazardous Materials in the Demised Premises, other than those Hazardous Materials brought onto the Demised Premises by TENANT. LANDLORD shall be solely responsible for any changes to the Demised Premises relating to Hazardous Materials or as required by any present of future laws, ordinances or regulations of any governmental authority, insurance carrier or any similar body, other than those Hazardous Materials brought onto the Demised Premises by TENANT.

            B. In the event TENANT should desire to make any alterations, additions or improvements to the Demised Premises and is forced to incur any identifiable charges or expenses arising as a result of Hazardous Materials in or at the Demised Premises, other than those Hazardous Materials brought into the Demised Premises by TENANT and which would not have otherwise been incurred with respect to such measures, LANDLORD shall be fully responsible for and shall reimburse TENANT for such expenses and rent and all other charges payable by TENANT hereunder shall abate and the Lease, at TENANT'S option, shall be extended for a period equal to the period of the delay caused by the existence of said Hazardous Materials.

            C. LANDLORD shall indemnify and hold TENANT harmless from and against all liabilities, costs, damages and expenses which TENANT may incur (including, without limitation, reasonable attorneys' fees and disbursements) in enforcing the provisions of this Article or as the result of the presence of Hazardous Materials at the Demised Premises, other than those Hazardous Materials brought onto the Demised Premises by TENANT.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       INDUSTRIAL & RESEARCH ASSOCIATES CO.


                                       BY:______________________________________


                                       WEIGHT WATCHERS INTERNATIONAL, INC.


                                       BY:______________________________________

                                  EXHBIBIT "A"


                                      -72-